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                                                                     Exhibit 4.1

                           COMMUNITY BANKSHARES, INC.
                             1992 STOCK OPTION PLAN

                             Adopted August 20, 1992

         1. Purposes. The purpose of the Community Bankshares, Inc. 1992 Stock Option Plan (the "Plan") is to further the growth and development of Community Bankshares, Inc. (the "Company") and its subsidiary corporations by granting to those employees of the Company and its subsidiary corporations referred to in Section 6, as an incentive and encouragement to stock ownership, options to purchase shares of Common Stock of the Company, and thereby obtain a proprietary interest in the enterprise and a more direct stake in its continuing welfare.

         2. Administration. The Plan shall be administered by a Stock Option Plan Committee (the "Committee") of not less than three directors appointed by the Board of Directors of the Company (the "Board"). Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor provision to such Rule.

         3. Grant of Options. Options to purchase shares of Common Stock of the Company shall be granted on behalf of the Company by the committee; provided, however, that no options under the Plan may be granted after August 19, 2002. The Committee shall, from time to time and within the limits of the Plan, determine the employees to whom options are to be granted, the number of shares to be optioned and Limited Rights (as defined in Section 10) to be granted to each, the option price, the manner in which the option price shall be payable, and the time or times during the Exercise Period (as defined in Section
8) at which each such option and Limited Right shall become exercisable. Options granted under the Plan may be either incentive stock options, within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Each option granted to an employee under the Plan shall be designated by the Committee at the time the option is granted as either an incentive stock option or a non-qualified stock option. Non-employee directors of the Company or any subsidiary who have elected to participate in the Plan shall be granted non-qualified stock options as set forth in Section
9.

         4. Definitions. As used herein, the terms "subsidiary corporation" and "parent corporation" shall mean a "subsidiary corporation" and a "parent corporation" as such terms are defined in Section 425 of the Code.

         5. Share Subject to the Plan. An aggregate of 80,000 shares of Common Stock of the Company shall be available for the grant of options under the Plan. Such shares may be authorized and unissued shares or shares held in the Company's treasury. All shares subject to options that shall have terminated or shall have been cancelled for any reason (other than by surrender for cancellation upon any exercise of all or part of such options) will be available for subsequent optioning under the Plan.



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         6.       Participants.  All key employees, including officers, of the company or any subsidiary shall be eligible to receive options and thereby become participants in the Plan. For purposes of determining eligibility of individuals to receive non-qualified stock options under the preceding sentence, and for such purposes only, the term "employee" shall include (without limitation) persons (other than directors of the company) who are employed as consultants. In granting options the Committee may include or excluse previous participants in the Plan as the Committee may determine. Directors of the Company or any subsidiary who are not full-time employees shall be eligible to participate only in the manner and to the extent set forth in Section 9.

         7. Option Price. The price at which shares may from time to time be optioned shall be in the case of incentive stock options not less than the fair market value of such shares at the time the option is granted, as determined in good faith by the Committee at each time that such options are granted by it, and in the case of non-qualified stock options granted to employees not less than 85% of such fair market value.

         8. Option Period. Subject to Sections 17 and 18 and the following provisions of this Section 8, the period for exercising an option granted to an employee (the "Exercise Period") shall be as provided in each option granted by the Company to the participant. Notwithstanding any provisions hereof to the contrary, the Exercise Period shall in no event be longer than the period beginning with the date of grant and ending not later than ten years from such date of grant.

         If a participant retires during the Exercise Period, such option shall be exercisable by him or her only during the three months following his or her retirement (but in no event after the expiration of the Exercise Period) and only as to the number of shares, if any, as to which it was exercisable immediately prior to retirement.

         If a participant dies during the Exercise Period, such option shall be exercisable by either his or her executor or administrator or, if not so exercised, by the legatees or the distributees of his or her estate, only during the six months following his or her death (but in no event after the expiration of the Exercise Period). During such six month period, the option shall be exercisable as to the full number of shares as to which it had not been previously exercised.

         If a participant ceases to be an employee of the Company or one of its subsidiaries for any cause other than retirement or death during the Exercise Period, such option shall be exercisable by him or her only during the thirty days following the cessation of his or her employment (but in no event after the expiration of the Exercise Period) and only as to the number of shares, if any, as to which it was exercisable immediately prior to cessation of employment.

         9. Grant of Options to Directors in Lieu of Cash Payment or Retainer. (a) Any non-employee director of the Company or any subsidiary may elect, by written notice to the Treasurer of the Company given at least six months in advance of its effective date, to cause

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25%, 50%, 75% or 100% of the fixed fees payable to him or her in any fiscal year by reason of his or her service as a director of the Company and/or as a director of any subsidiary of the Company, to be paid by grant of stock options under this Section 9. Any such election shall either state the year or years with respect to which it shall be effective, or shall state that it remains in effect until cancelled by like notice given at least six months in advance of the effective date of cancellation (which shall be the end of a fiscal year).

         (b)      The exercise price of each stock option granted under this
Section 9 shall be $1.00 per share.

         (c) The number of shares subject to the stock options granted to each participating director with respect to any fiscal year shall be determined as follows: The dollar value of the fees to be paid by grant of such options shall be divided by the difference between (i) the per share fair market value of the Common Stock on the date of grant and (ii) the sum of $1.00, and the resulting amount, rounded to the nearest whole number, shall represent the number of shares subject to the options granted on such date. The date of grant for purposes of this Section 9 shall be the first business day of the fiscal year with respect to which the relevant directors' fees are payable. The fair market value of the Common Stock shall be deemed to be the closing price of the Common Stock on such date, provided that if the Common Stock did not trade on such date such closing price shall be determined under the method most recently used under such circumstances by the Committee in making a determination under
Section 7.

         (d) Each option granted under this Section 9 shall have a term of 10 years and shall become exercisable one year following its date of grant. If the director does not serve as such for the entire year following the date of grant, the option shall be cancelled and the fees with respect to the partial year in which he or she served shall be paid in cash. If a director dies during the term of any option, it shall be exercisable (to the full extent of the number of shares covered thereby) either by his or her executor or administrator, or if not so exercised, by the legatees or the distributees of his or her estate, only during the year following his or her death.

         (e) The provisions of Sections 11, 12, 13, 14, 15, 16, 17 and 18 apply to options granted under this Section 9.

         10. Limited stock Appreciation Rights. The Committee may grant a limited stock appreciation right (a "Limited Right") to any employee granted any stock option under the Plan (the "Related Option") with respect to the shares of Common Stock covered by such Related Option. A Limited Right shall be granted only at the time of grant of Related option. Each Limited Right shall be transferable only when and to the extent that the Related option is transferable. A Limited Right may be exercised only when the market price per share of the Common Stock subject to the Related option exceeds the option price per share of such stock, and only during the period beginning on the Date of Change of Control (as defined in Section 18 hereof) and ending on the thirtieth day following such date. Each Limited Right shall be exercisable only if and to the extent that the Related Option is exercisable. Notwithstanding the provisions of the two immediately preceding sentences and in addition to the limitations

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contained therein, no Limited Right which is granted to an officer or director of the Company or to a participant who thereafter becomes an officer or director of the Company may be exercised until the expiration of six months from the date of its grant. Upon the exercise of a Limited Right, the Related Option shall cease to be exercisable as to the shares of Common Stock with respect to such Limited Right was exercised, and such Related Option shall be considered to have been exercised to that extent. Upon the exercise or termination of a Related Option, the Limited Right granted with respect thereto shall terminate to the same extent.

         Upon the exercise of a Limited Right, the holder thereof shall receive an amount in cash equal to the product obtained by multiplying (i) the excess of the market price per share of the Common Stock of the Company (or in the case of a Reorganization as defined in Section 17, its successor) subject to the Related Option at the time the Limited Right is exercised over the option price per share of such stock by (ii) the number of shares of Common Stock with respect to which such Limited Right is being exercised, less all amounts required under the applicable provisions of the Code and state and local laws to be withheld with respect to such exercise.

         Each Limited Right shall be granted on such terms and conditions not inconsistent with the Plan as the Committee may determine and shall be evidenced by an agreement setting forth such terms and conditions executed by the Company and the holder of the Limited Right.

         To exercise a Limited Right, the holder shall (i) give written notice thereof to the Company either by delivery in hand to the Treasurer of the Company or by mailing by registered mail to the Company, marked "Attention:
Treasurer", at its principal place of business in Concord, New Hampshire, specifying the number of shares of Common Stock with respect to which he or she is exercising the Limited Right and (ii) if requested by the Company, deliver the agreement relating to the Limited Right being exercised and the option agreement for the Related Option to the Treasurer of the Company, who shall endorse thereon a notation of such exercise and return the Limited Right agreement and option agreement to the holder thereof. The date of exercise of a Limited Right which is validly exercised shall be deemed to be the date on which the Company shall have received the notice referred to in the immediately preceding sentence.

         11. Payment for Shares and Related Matters. Full payment for shares purchased, together with the amount of any tax or excise due in respect of the sale and issue thereof, shall be paid at the time of exercise and shall be made in cash or by certified or bank cashier's check or, in the discretion of the Committee as to payments by employees, or at the election of the option holder in the case of exercise of an option under Section 9, in whole or in part by delivery of shares of Common Stock of the Company having a fair market value at the date of such delivery (determined in a manner approved by the Committee) of not less than the amount for which payment is being made by delivery of shares. The Company will issue no certificates for shares until (a) full payment therefor has been made and (b) the person purchasing such shares provides for payment to (or withholding by) the Company of all amounts required under then applicable provisions of the Code and state and local tax laws to be withheld with respect

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to such purchase, and a participant shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him or her.

         12. Nonassignability. Each option and Limited Right by its terms shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during a participant's lifetime, only by him or her.

         13. Conditions to Exercise of Options. The Committee may, in its Discretion, require as conditions to the exercise of options and the issuance of shares thereunder either (a) that a registration statement under the Securities Act of 1933, as amended, with respect to the options and the shares to be issued on the exercise thereof shall have become, and continue to be, effective, or (b) that the participant (i) shall have represented, warranted and agreed, in form and substance satisfactory to the Company, at the time of exercising the option, that he or she is acquiring the shares for his or her own account, for investment and not with the view to or in connection with any distribution, (ii) shall have agreed to restrictions on transfer in form and substance satisfactory to the Company and (iii) shall have agreed to an endorsement which makes appropriate reference to such representations, warranties, agreements and restrictions on the certificates) representing the shares.

         14. Conditions to Effectiveness of the Plan. The Plan shall not become effective and any options and Limited Rights granted hereunder shall not be exercisable unless and until the Plan shall have been duly approved by the stockholders of the Company. No option or Limited Right shall be granted or exercised if such grant or exercise or the issuance of shares pursuant thereto would be contrary to law or the regulations of any duly constituted authority having jurisdiction.

         15. Alteration, Termination, Discontinuance, suspension or Amendment. The Board may alter, terminate, discontinue, suspend or amend the Plan. The Board may not, however, increase the maximum number of shares in the aggregate that may be offered for sale under options or change the manner of determining the option price or, without the consent of the participant, alter or impair any option previously granted to him or her under the Plan, except as provided in Section 17.

         16. Effect of Changes in Common Stock. If the Company shall combine, subdivide or reclassify the shares of Common Stock which have been or may be optioned, or shall declare thereon any dividend payable in shares of Common Stock, or shall reclassify or take any other action of a similar nature affecting the Common Stock, then the number and class of shares of stock as to which options or Limited Rights may thereafter be granted (in the aggregate and to any participant) shall be appropriately adjusted and, in the case of each option and Limited Right outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option, the option price per share and any Limited Right with respect thereto shall likewise be appropriately adjusted, all to such extent as may be determined by the Committee, with the approval of counsel, be necessary to preserve unimpaired the rights

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of the participant. Each and every such determination shall be conclusive and binding upon such participant.

         17. Effect of Reorganization. In case of any one or more reclassifications, changes or exchanges of outstanding shares of Common Stock or other stock (other than as provided in Section 16), or consolidations of the Company with, or mergers of the Company into, other corporations, or other recapitalizations or reorganizations (other than consolidations with a subsidiary in which the Company is the continuing corporation and which do not result in any reclassifications, changes or exchanges of outstanding shares of the Company), or in case of any one or more sales or conveyances to another corporation of the property of the Company as an entirety, or substantially as an entirety, any and all of which are hereinafter in this Section called "Reorganizations", a participant shall have the right, upon any subsequent exercise of an option, to acquire the same kind and amount of securities and property which such participant would then have if such participant had exercised such option immediately before the first of any such Reorganizations and continued to hold all securities and property which came to such participant as a result of that and subsequent Reorganizations, less all securities and property surrendered or cancelled pursuant to any of same, the adjustment rights in Section 16 and this Section being continuing and cumulative, except that, notwithstanding any provision of Section 8 or 9 to the contrary, the Committee shall have the right in connection with such Reorganizations, upon not less than 30 days' written notice to the participants, to terminate the Exercise Period, and in such event all outstanding options, other than options as to which one of the events referred to in the second and fourth paragraphs of Section 8 has occurred, may be exercised, in whole or in part, and all outstanding options as to which the third paragraph on Section 8 is applicable, may be exercised to the extent thereby permitted, in each case only at a time prior to or simultaneously as of the consummation of such Reorganization. Liquidations shall be deemed such Reorganizations for the foregoing purposes.

         18. Effect of Change in Control. If any individual, corporation or other entity ("person") shall become the beneficial owner of 50% or more of the outstanding shares of Common Stock of the Company (other than by reason of a merger in which the Company is the continuing corporation and which does not result in any reclassification of outstanding shares of Common Stock of the Company), then upon the date such event occurs (the "Date of Change of Control") all options and Limited Rights theretofore granted hereunder and not fully exercisable shall (subject to the provisions of the Plan and any other limitation applicable to such options or Limited Rights) become exercisable in full for a period of thirty days following such date; provided, however, that no Related Option or Limited Right shall be exercisable by an executive officer or director of the Company or by a person who was an executive officer or director of the Company at the time the Related option and Limited Right were granted to him or her within six months of the date of grant of such Related Option and Limited Right.

         For the purpose of this Section, a person shall be deemed to be the beneficial owner of shares of Common Stock of the Company which are beneficially owned, directly or indirectly, by any other person (a) with which it or its "affiliate" or "associate" (as hereinafter defined) has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or

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disposing of Common Stock of the Company or (b) which is its "affiliate" or
"associate". For the purposes of this Section, a person is an "affiliate" of another person if the former directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the latter; and a person is an "associate" of (1) any corporation or organization (other than the Company or any of its subsidiary corporations) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Company or any of its subsidiary corporations.

         19. Interpretation. The Committee is authorized to interpret the Plan and to make and amend such regulations with regard to the Plan as it may deem appropriate.


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